EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, Richard J. Campo, Chairman of the Board and Chief Executive Officer of Camden Property Trust (the “Company”), and Dennis M. Steen, the Senior Vice President-Finance, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2007 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Campo

Richard J. Campo
Chairman of the Board of Trust Managers and
Chief Executive Officer

/s/ Dennis M. Steen

Dennis M. Steen Chief Financial Officer, Senior Vice President-Finance and Secretary
April 27, 2007